Exhibit 21.1

Subsidiaries of The Coca-Cola Company
As of  December 31, 2011

Organized
    Under
Laws of:

The Coca-Cola Company                                Delaware
Subsidiaries:

ACCBC Holding Company LLC                            Georgia
Atlantic Industries                                Cayman Islands
Atlantic Manufacturing                                Cayman Islands
Barlan, Inc.                                    Delaware
BCI Coca-Cola Bottling Company of Los Angeles                    Delaware
Caribbean Refrescos, Inc.                                Delaware
CCHBC Grouping, Inc.                                Delaware
Coca-Cola (Japan) Company, Limited                        Japan
Coca-Cola Beverages (Shanghai) Company Limited                    China
Coca-Cola Bottlers Philippines, Inc.                        Philippines
Coca-Cola China Industries Limited                        Cook Islands
Coca-Cola de Chile S.A.                                 Chile
Coca-Cola Erfrischungsgetranke AG                        Germany
Coca-Cola GmbH                                Germany
Coca-Cola Holdings (Overseas) Limited                        Delaware
Coca-Cola India Private Limited                            India
Coca-Cola Industrias Limitada-Brazil                        Brazil
Coca-Cola Industrias Limitada-Costa Rica                        Costa Rica
Coca-Cola Midi S.A.S.                                France
Coca-Cola Overseas Parent Limited                        Delaware
Coca-Cola Refreshments Canada Company                        Nova Scotia
Coca-Cola Refreshments USA, Inc.                            Delaware
Coca-Cola Reinsurance Services Limited                        Ireland
Coca-Cola Servicios de Venezuela, C.A.                        Venezuela
Conco Limited                                    Cayman Islands
Corporacion Inca Kola Peru S.R.L.                            Peru
Dulux CBAI 2003 B.V.                                The Netherlands
Energy Brands Inc.                                New York
European Refreshments                                Ireland
Great Plains Coca-Cola Bottling Company                        Oklahoma
Hindustan Coca-Cola Beverages Private Limited                    India
Hindustan Coca-Cola Holdings Private Limited                    India
Hindustan Coca-Cola Overseas Holdings Pte. Limited                Singapore
Luxembourg CB 2002 S.a.r.l.                            Luxembourg
Norsa Refrigerantes Ltda.                                Brazil
Odwalla, Inc.                                    California
Open Joint Stock Company Nidan Juices                        Russian Federation
Pacific Refreshments Pte. Ltd.                            Singapore
Recofarma Industria do Amazonas Ltda.                        Brazil
Refrescos Guararapes Ltda.                            Brazil
SA Coca-Cola Services NV                            Belgium
Servicios Integrados de Administracion y Alta Gerencia,                 Mexico
S. de R.L. de C.V.
Servicios y Productos Para Bebidas Refrescantes S.R.L.                Argentina
Soira Investments Limited                                British Virgin Islands

Subsidiaries of The Coca-Cola Company
As of December 31, 2011

continued from page 1

Organized
Under
Laws of:

The Coca-Cola Export Corporation                            Delaware
The Inmex Corporation                                Florida

Other subsidiaries whose combined size is not significant:
49 consolidated domestic wholly-owned subsidiaries
180 consolidated foreign wholly-owned subsidiaries
1 consolidated domestic majority-owned subsidiaries
5 consolidated foreign majority-owned subsidiaries